UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Gemphire Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37809 (Commission File Number)	47‑2389984 (IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401, Livonia, MI 48152

(Address of principal executive offices)  (Zip Code)

(734) 245‑1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GEMP	The Nadsaq Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 As previously disclosed, on March 20, 2019, Gemphire Therapeutics Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company no longer complied with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5450(b)(1)(A) for continued listing on the Nasdaq Global Market because its stockholders’ equity, as reported in its Annual Report on Form 10-K for the year ended December 31, 2018, had fallen below $10 million. On May 6, 2019, the Board of Directors of the Company approved an application to transfer the Company’s common stock to the Nasdaq Capital Market, which has a minimum stockholders’ equity requirement of $2.5 million for continued listing, and the Company submitted such application.

On May 10, 2019, the Company received approval from Nasdaq to transfer the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market. This transfer will be effective at the opening of business on May 14, 2019. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.  The Company’s common stock will continue to trade under the symbol “GEMP.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2019	GEMPHIRE THERAPEUTICS INC.

	By:	/s/ Dr. Steven Gullans
	Name:	Dr. Steven Gullans
	Title:	President and Chief Executive Officer